UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2016 (June 22, 2016)

INVESTORS REAL ESTATE TRUST

(Exact name of Registrant as specified in its charter)

North Dakota	001-35624	45-0311232
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 31st Avenue SW, Suite 60
Post Office Box 1988
Minot, ND 58702-1988

(Address of principal executive offices) (Zip code)

(701) 837-4738

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On June 22, 2016, Stephen L. Stenehjem, a member of the Company’s Board of Trustees, notified the Company and the Board that he does not intend to stand for re-election at the Company’s 2016 Annual Shareholder Meeting, to be held on September 20, 2016.

(e)                                  On June 22, 2016, the Compensation Committee recommended, and the independent trustees approved, a new long-term incentive program (“LTIP”) under the 2015 Incentive Plan to be more consistent with best practices in the market and align more closely with the Company’s compensation program goals, and granted as of June 22, 2016 LTIP grants to each of the following named executive officers (collectively, the “NEOs”): Timothy P. Mihalick, President and Chief Executive Officer; Ted E. Holmes, Chief Financial Officer and EVP; Diane K. Bryantt, Chief Operating Officer and EVP; Mark W. Reiling, Chief Investment Officer and EVP; and Michael A. Bosh, General Counsel and EVP.

Under the LTIP, NEOs received: (1) 75% of the Target LTIP in performance shares (“Target Shares”), and (2) 25% in time-based restricted shares. Target LTIP is based on a percentage of the NEO’s base salary in effect as of May 1, 2016: 100% for Mr. Mihalick and 70% for the other NEOs.

The performance share awards are granted at the maximum award level, or 200% of the Target Shares, and are earned based on the Company’s total shareholder return (“TSR”) over a three-year period as compared to the TSRs of the constituent members of the MSCI US REIT Index over the same measurement period, ranging from 0% up to 200% of the Target Shares based on threshold, target and maximum performance levels. If achievement falls between two performance levels, then linear interpolation will be used to determine the number of earned shares. If the NEO remains in the continuous employ of the Company or an affiliate from the date of grant until the end of the measurement period, then the earned shares will fully vest at the end of the measurement period. If the NEO’s employment is terminated before the end of the measurement period for either good reason by the NEO, without cause by the Company or upon the NEO’s death or disability (a “Qualifying Termination”), then a pro rata portion of the earned shares will vest at the end of the measurement period. If a change in control occurs before the end of the measurement period, then a pro rata portion of the earned shares will vest on the change of control date.

The time-based share awards are granted at the Target LTIP level and vest as to one-third of the shares on each June 22, 2017, May 1, 2018 and May 1, 2019 if the NEO remains in the continuous employ of the Company or an affiliate through each of the applicable vesting dates. If the NEO’s employment is terminate due to death or disability before the last vesting date, then any shares that remain unvested will vest in full as of the date of such termination. If a change of control occurs before the last vesting date and the NEO’s employment is terminated in a Qualifying Termination as of the change of control date, or within twelve months of the change of control date, then any shares that remain unvested will vest in full as of the change in control date.

The LTIP awards were granted to the officers as follows:

Recipient	Target LTIP (based on % of base salary)(1)	Performance Share Award (based on maximum, or 200%)	Time-Based Share Award (based on target, or 100%)
Timothy P. Mihalick	$444,050	105,559	17,593
Ted E. Holmes	$161,000	38,273	6,379
Diane K. Bryantt	$220,500	52,417	8,736
Mark W. Reiling	$183,750	43,681	7,280
Michael A. Bosh	$173,412	41,223	6,871

(1) Target LTIP was then converted into shares based on the 20-trading day average closing price of the Company’s common shares prior to the grant date, or $6.31 per share.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST

Date: June 28, 2016	By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
President & Chief Executive Officer

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